UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material under Section 240.14a-12

CARROLS RESTAURANT GROUP, INC.

 (Name of Registrant as Specified in its Charter)

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ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 15, 2020
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The following Notice of Change of Location (the “Notice”) supplements and relates to the proxy statement (the “Proxy Statement”) of Carrols Restaurant Group, Inc. (the “Company”), dated April 24, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Monday, June 15, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about June 5, 2020.
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THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.
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NOTICE OF CHANGE OF LOCATION OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MONDAY, JUNE 15, 2020

FOR IMMEDIATE RELEASE
Investor Relations:
Raphael Gross
203-682-8253
investorrelations@carrols.com

Carrols Restaurant Group, Inc. Changes to Virtual Only Meeting Format for 2020 Meeting of Stockholders

SYRACUSE, N.Y. - (BUSINESS WIRE) - June 5, 2020 - Carrols Restaurant Group, Inc. (“Carrols” or the “Company”) (Nasdaq: TAST) today announced that due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of the Company’s management, stockholders and other meeting participants, the Company's 2020 Annual Meeting of Stockholders will be changed from a hybrid meeting (in person and virtual meeting) to a virtual only meeting to be held solely by means of remote communication. Stockholders will not be able to attend the 2020 Annual Meeting of Stockholders in person.

The 2020 Annual Meeting of Stockholders will be held on the previously announced date on Monday, June 15, 2020 at 9:00 a.m. Eastern Time. As noted in the proxy statement filed by the Company on April 24, 2020, stockholders of record as of end of business on April 17, 2020 are entitled to participate in the 2020 Annual Meeting of Stockholders. Stockholders will be able to attend and vote online (for those who intend to vote in person) at www.virtualshareholdermeeting.com/TAST2020 by entering the 16-digit control number provided on their proxy card. This website also contains instructions as to how to participate in the virtual 2020 Annual Meeting of Stockholders.

For those who do not intend to vote at the virtual 2020 Annual Meeting of the Stockholders, eligible stockholders may continue to vote at www.proxyvote.com, by phone, and by mail in accordance with the instructions provided in the proxy materials. Stockholders will not receive a new proxy card reflecting the change to a virtual only meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote the Company's shares owned by stockholders in connection with the 2020 Annual Meeting of Stockholders.

For further information, please refer to the Company's Notice of 2020 Annual Meeting of Stockholders and Proxy Statement, filed with the Securities and Exchange Commission on April 24, 2020, which can be accessed on the Company's website at www.carrols.com under the investor relations section.

About the Company

Carrols is one of the largest restaurant franchisees in the United States, and currently operates approximately 1,095 restaurants. It is the largest BURGER KING® franchisee in the United States currently operating 1,030 BURGER KING® restaurants and also operating 65 POPEYES® restaurants. It has operated BURGER KING® restaurants since 1976. For more information on Carrols, please visit the company's website at www.carrols.com.

Forward-Looking Statements

Except for the historical information contained in this news release, the matters addressed are forward-looking statements. Forward-looking statements, written, oral or otherwise made, represent Carrols' expectation or belief concerning future events. Without limiting the foregoing, these statements are often identified by the words "may", "might", "believes", "thinks", "anticipates", "plans", "expects", "intends" or similar expressions. In addition, expressions of our strategies, intentions, plans or guidance are also forward-looking statements. Such statements reflect management's current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are referred to the full discussion of risks and uncertainties, including the impact of COVID-19 on Carrols' business, as included in Carrols' filings with the Securities and Exchange Commission.